UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2009
Citizens First Bancorp, Inc.
(Exact name of Company as specified in its charter)

Delaware	0-32041	38-3573852
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Water Street, Port Huron, Michigan (Address of principal executive offices)	48060 (Zip Code)
Company’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may likely result,” “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.06	Material Impairments.
     On October 1, 2009, the Audit Committee of Citizens First Bancorp, Inc.’s Board of Directors (the “Audit Committee”) determined that there was a material impairment of Citizens First Bancorp, Inc.’s (the “Company”) loans and collateralized loan obligations that was not reported in the Company’s June 30, 2009 Form 10-Q as described in Item 4.02(a) below.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On October 1, 2009, the Audit Committee determined that the financial statements contained in the Company’s Quarterly Report on Form 10-Q as of and for the fiscal quarter ended June 30, 2009 (the “Affected Period Report”) can no longer be relied upon.
     This determination was made in connection with a currently ongoing examination of the Company’s banking subsidiary, CF Bancorp (the “Bank”) by the Federal Deposit Insurance Corporation (the “FDIC”), the Bank’s primary federal regulator. The Company’s Audit Committee has determined that the Company’s allowance for loan and lease losses, as reported in its Affected Period Report, was inadequate. While the Company believes the adjustment will be material, the exact amount cannot be reasonably estimated at this time. In addition, the Audit Committee has determined that the Affected Period Report understated the impairment of the Company’s collateralized mortgage obligations by approximately $4 million. The Company reported in the Affected Period Report that the Bank was “undercapitalized” under applicable bank capital regulations. The effect of these adjustments will likely result in the Bank becoming “significantly” undercapitalized under applicable bank capital regulations.

     The failure to adequately reserve for potential loan and lease losses by the Company in the Affected Period Report was the result of a combination of factors including difficulty in identifying potential losses in a timely manner due to rapidly and significantly declining real estate values and historically high unemployment in the primary market areas served by the Company, the failure of the Company’s internal control systems to detect the inappropriate credit administration practices discussed below, and differences in opinion with the FDIC over the appropriate level of the allowance for loan and lease losses. The understatement of the impairment of the Company’s collateralized mortgage obligations is the result of differences in opinion with the FDIC over certain assumptions used in the valuation of the securities.
     On September 18, 2009, the FDIC reported to the Company’s Audit Committee that while conducting its current examination of the Bank, it discovered potentially inappropriate credit administration practices, including removing unfavorable appraisals from the loan files in an apparent attempt to obstruct the FDIC’s examination and avoid the recognition of additional loan losses. On September 19, 2009, the Audit Committee retained an outside law firm to conduct an investigation into the concerns raised by the FDIC, and on October 1, 2009, that law firm reported its preliminary findings to the Audit Committee.
     The Company maintains disclosure controls and procedures designed to ensure that the information the Company must disclose in its filings with the Securities and Exchange Commission is recorded, processed, summarized and reported on a timely basis. As described in Item 9A in our Annual Report on Form 10-K for the year-ended December 31, 2008, Management identified two material weaknesses, regarding certain financial reporting processes of the Company, that existed at December 31, 2008. The Company disclosed in its Form 10-Q for the quarter ended June 30, 2009, based on certain remedial actions, combined with the positive results of testing these control enhancements as part of the quarter ended June 30, 2009 financial reporting process, that it believed it had remediated the material weaknesses previously disclosed. Based on the Company’s current determination that the financial statements contained in the Company’s Form 10-Q for the quarter ended June 30, 2009, must now be restated, the Company no longer believes that it remediated the material weakness related to controls within the financial reporting close and the Form 10-K preparation process that it previously disclosed in Item 9A in our Annual Report on Form 10-K for the year ended December 31, 2008.
     The Audit Committee has discussed with the Company’s independent accountant the matters disclosed in this filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective October 2, 2009, Douglas E. Brandewie resigned as the President of Mortgage Banking of the Company.
     The Board of Directors has made a preliminary appointment, the effective date of which is subject to FDIC approval, of Richard W. Stafford, age 43, to the position of Senior Vice President and Chief Operating Officer of the Company. Mr. Stafford most recently served as the Senior Vice President of Retail Banking and Operations Services for the Bank, maintaining responsibility for the Bank’s retail banking and various operational services areas. Mr. Stafford has 21 years of banking experience and has been associated with the Company for four years through his affiliation with Metrobank, formerly a wholly-owned subsidiary of the Company. He has an MBA from Walsh College and is a graduate of the ABA Graduate School at Georgetown University. He has served in various retail banking, management, operational and IT positions at Metrobank, Comerica and Manufacturers Bank. Mr. Stafford serves on various chambers of commerce, and is an active “Wish Grantor” for the Make-A-Wish Foundation of Michigan.
     Since the beginning of the Company’s last fiscal year, Mr. Stafford, as well as certain members of his family, have been customers of, or have had transactions with, the Company, the Bank, or certain subsidiaries of Company or the Bank, which transactions have been in the ordinary course of business. Additional transactions may be expected to take place in the future. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, except for certain residential and consumer loans made pursuant to programs generally available to all employees of the Bank, and did not involve more than normal risk of collectability or present other unfavorable features.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.
     In light of the determination by the Audit Committee that certain previously issued financial statements of the Company should no longer be relied on, the Company has suspended all common stock purchase transactions by participants under the Company’s profit sharing and 401-k plan. On the date of filing this Current Report on Form 8-K, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the Company is sending to its directors and executive officers a notice of blackout period with respect to transactions in the Company’s common stock under such plan. Such notice is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01	Other Events.
     The Company previously disclosed that it had retained the services of an investment banking firm with extensive experience assisting U.S. financial services companies to assist in the Company’s review and evaluation of potential capital raising alternatives, merger transactions and other strategic alternatives. This engagement has been terminated by mutual agreement and the Company is pursuing other alternatives and resources to assist it in its potential capital raising alternatives, merger transactions and other strategic alternatives.
     Based on the Company’s current financial condition the FDIC may take additional enforcement action against the Bank including the issuance of a cease and desist order issued under the provisions of 12 U.S.C 1818.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Notification of Blackout Period
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2009	Citizens First Bancorp, Inc.
	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer

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